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                       Limited Liability Company Agreement
                                       of
                                  FreshCorn LLC

      This Limited Liability Company Agreement is made and entered into this 15th day of April, 1998, by and between The Sholl Group II, Inc (hereinafter referred to sometimes as "TSG"), Newcornco LLC (hereinafter referred to sometimes as "Newcornco") (hereinafter, such entities are referred to collectively as the "Members" and each individually sometimes as a "Member").

      WITNESSETH THAT

      WHEREAS, FRESHCORN LLC, a Delaware limited liability company (the "Company"), of which the undersigned constitute all of the Members, has been formed for the purpose of marketing, selling and distributing of fresh corn or engaging in such other activities as the Members may elect;


      WHEREAS, the Company has been granted the right to use certain trademarks by TSG in connection with the advertising, marketing, sale and distribution of fresh and perishable sweet corn pursuant to the terms and conditions of a trademark sublicense agreement by and between the Company and the Members dated as of the date hereof (the "Sublicense");


      WHEREAS, the Company has waived its rights to the use of the trademarks which are the subject of the Sublicense in consideration of certain fees to be paid to it by Newcornco, all as more fully set forth in the Sublicense; and

      WHEREAS, the Company wishes to dedicate a portion of the fee it receives from Newcornco to marketing efforts of Newcornco which are intended to promote the sale and marketing of Green Giant branded sweet corn as more fully set forth herein.

      NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Members agree as follows:

                                   Article I
                                    General


      The parties hereto do hereby agree that this Agreement shall constitute the "limited liability company agreement" of the Company within the meaning of
Section 18-101 (6) of the Delaware Limited Liability Company Act, as amended (the "Act"). The parties agree that they shall comply with the provisions and requirements of the Act and that the Act shall govern the rights, duties and obligations of the Members, except as otherwise stated herein.

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      1.1 Name. The name of the Company shall be and the business of the Company shall be conducted under the name of "FRESHCORN LLC."

      1.2 Principal Place of Business. The location of the principal place of business of the Company shall be P.O. Box 1090, 3040 Somis Road, Somis, California 93066, or such other place as the Members may from time to time determine.


      1.3 Names and Addresses of Members. The names and addresses of the Members are as set forth in Schedule I.


      1.4 Term of Existence. The Company shall be formed as of the time of the filing of the initial certificate of formation, a copy of which is attached hereto as Exhibit 1, in the Office of the Secretary of the State of Delaware and its existence shall continue until the fiftieth anniversary of the filing of the certificate of formation of the Company, unless earlier terminated, dissolved or liquidated in accordance with the provisions of this Agreement.

      1.5 Agent for Service of Process. The name and address of the agent for service of process is, until changed by the Managers in their sole discretion, The Corporate Trust Company, located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                                   Article II
                                  Definitions

      Unless the content otherwise specifies or requires, the terms defined in this Article II shall, for purposes of this Agreement, have the meanings herein specified. Certain other capitalized terms used herein are defined elsewhere in the Agreement.

      "Act" is defined in the introduction to Article I.

      "Affiliate" means, when used with reference to a specified Person, (i) any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer, partner, manager (if the Person is a limited liability company) or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner, manager or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person that, directly or indirectly, is the beneficial owner of ten percent (10%) or more of any class of equity securities of, or otherwise has a substantial beneficial interest (or other form of ownership) in, the specified Person or of which the specified Person has a substantial beneficial interest and (iv) any relative or spouse of the specified Person.

      "Agreement" means this limited liability agreement, as it may be amended or supplemented from time to time.


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      "Capital Account" means, with respect to any Member, the account established for such Member and maintained in accordance with the principles set forth in the Treasury Regulations under Code section 704, which shall generally be credited with the Capital Contributions of such Member plus the Member's distributive share of Company Income and decreased by the Member's share of Company distributions and the Member's distributive share of Company's Losses.

      "Capital Account Percentage" of each Member shall be equal to a fraction, the numerator of which shall be the positive balance of its Capital Account and the denominator of which shall be the aggregate balance of all the Capital Accounts as of the date of determination.

      "Capital Contribution" means the total amount of cash and the fair market value of any property or services (as agreed to by all Members) contributed to the Company by any Member as an initial Capital Contribution or as an additional Capital Contribution under Section 4.7. Any reference in this Agreement to the Capital Contribution of a then Member shall include a Capital Contribution previously made by any prior Member with respect to the Interest of such then Member.

      "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. All references in this Agreement to a section of the Code or the Treasury Regulations shall be considered also to include any subsequent amendment or replacement of that section.

      "Company Assets" means all assets and property, whether tangible or intangible and whether real, personal or mixed, at any time owned by the Company.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" shall mean the value determined by the parties. In the event the parties are unable to agree in writing on such value within 30 days from the date either of the parties notifies the other of its desire to determine such value, then such value shall be determined by an independent appraisal of the value a willing buyer under no compulsion to purchase the Company would pay for the proportionate amount of the Member's Interest based upon the value of the Company as a going concern. Such appraisal shall be undertaken by an expert appraiser agreed upon by the parties or, if the parties cannot agree upon an appraiser, by an appraiser appointed by the American Arbitration Association.

      "Free Cash Flow" of the Company for any period means the amount obtained by (i) subtracting the Prospective Cash Uses for the relevant succeeding period from the Total Cash Flow for the relevant preceding period and (ii) adding to the result of such subtraction any portion of the money retained under clause
(iv) of the definition of "Prospective Cash Uses" which was not used during the relevant preceding period.

      "Income and Loss(es)" mean taxable income or loss plus income exempt from federal income tax and reduced by any expenditures of the Company described in Code section 705(a)


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(2)(B) or treated as Code section 705(a)(20)(b) expenditures pursuant to
Treasury Regulations Section 1.704-1(b)(2)(iv)(i), as determined in accordance with the accounting methods followed by the Company for federal income tax purposes, adjusted to reflect book-tax disparities as required by Treasury Regulations Section 1.704-1(b)(2)(iv)(g).

      "Initial Controlling Person," when used with respect to a Member who is not a natural person, means the Person or Persons who Control such Member on the date hereof.

      "Initial Member" mean Newcornco and TSG.

      "Interest" means the interest of a Member in the Company as represented by Units which encompasses the entire ownership interest of the Member in the Company at any particular time, including, without limitation, the right of such Member to participate in the Company's Income or Losses, distributions and any and all benefits to which a Member may be entitled as provided in this Agreement and the Act, together with the obligations of such Member to comply with all the terms and provisions of this Agreement.

      "Managers" mean Paul L. Devine appointed by Newcornco and Jeffrey J. Sholl appointed by TSG or any successors thereto appointed by the Member who appointed the individual being replaced.

      "Members" means the Persons who have been admitted to the Company as members in accordance with the Act and this Agreement.

      "Partnership Minimum Gain" means the aggregate amount of Income, if any, with respect to each nonrecourse liability of the Company, that would be realized by the Company if it disposed of (in a taxable transaction) the property subject to the liability in full satisfaction thereof, determined pursuant to Treasury Regulations Section 1.704-2(d).

      "Percentage Interest" of each Member shall be equal to a fraction, the numerator of which is the number of Units held by such Member as of the date of determination and the denominator of which as the total number of Units outstanding as of such date.

      "Person" means any natural person, corporation, limited liability company association, partnership (whether general or limited), joint venture, proprietorship, governmental agency, trust, estate, association, custodian, nominee or any other individual or entity, whether acting in an individual, fiduciary, representative or other capacity.

      "Prospective Cash Uses" of the Company for any period means the sum of (i) all scheduled principal and interest payments with respect to all Company indebtedness (whether or not owing to a Member) during such period, (ii) all cash projected to be necessary to provide the Company with adequate working capital for such period in excess of cash expected from operations, (iii) an amount of cash, as determined by the Managers, sufficient to provide a reasonable reserve against unforeseen liabilities and contingencies that may arise during such period and (iv) an amount equal to 25% of the total fees paid to the Company by Newcornco for


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the preceding period to be used for advertising, marketing and promotion as contemplated in Article III of this Agreement (the "Marketing Fund").

      "Reference Rate" shall mean the interest rate per annum publicly announced from time to time by Harris Bank & Trust Company of Chicago, Illinois as its reference rate.

      "Reorganization" means any consolidation, merger of the Company with any other Person or any exchange pursuant to which, in the case of any of the foregoing events, all of the outstanding Interests are converted into other securities or property or any sale or transfer of all or substantially all of the Company Assets. A dissolution or liquidation of the Company pursuant to
Article XI will not constitute a "Reorganization" within the meaning of this Agreement.

      "Restoration Amount" means the amount of any unconditional obligation of the Member to contribute additional amounts to the capital of the Company in the future, provided such obligation is required to be satisfied no later than the end of the Company taxable year in which such Member's Interest is liquidated (or if later, within 90 days of such liquidation).

      "Sublicense" means the trademark sublicense agreement between the Company, Newcornco and TSG attached hereto as Exhibit 2 hereto, as it may be amended from time to time.

      "Total Cash Flow" of the Company for any period means the net income of the Company for such period determined on the accrual method of accounting in accordance with generally accepted accounting principles, plus the amount of any deductions taken by the Company or depreciation, amortization or other non-cash charges for such period and less the amount of any non-cash items of income or gain and any amounts disbursed in respect of any capital expenditures.

      "Transfer" is defined in Section 9.l.

      "Transfer Option" is defined in Section 9.2(b).

      "Treasury Regulations" or "Treas. Reg." refers to the regulations promulgated by the United States Treasury Department under the Code.

      "Units" mean the units representing the Interests held by a Member as provided for in Section 4.1.


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                                  Article III.
                     Purpose and Character of the Business

      The purpose and character of the business of the Company shall be the marketing of fresh corn and engaging in such other activities as the Members may elect. The Company shall utilize the Marketing Fund to reimburse Newcornco for expenditures incurred by Newcornco for the advertising, marketing and promotion of fresh and perishable corn in preceding periods to the extent and up to the limits of the Marketing Fund and, to the extent available after making such reimbursements, for such activities in the then current period.

                                  Article IV.
                                    Capital

      4.1. Authorized Interest. The Units in the Company shall be divided into 1000 Units. The Units shall have such rights and preferences, and such rights with respect to the profits, gains, losses, tax credits and distributions of the Company Assets, as are more fully set forth in this Agreement.

      4.2. Capital Accounts. A separate Capital Account shall be maintained for each Member holding Units. It is intended that the Capital Accounts of the Members will be maintained in accordance with the capital accounting rules of Treas. Reg. Section 1.704-1(b)(2)(iv) and the provisions of this Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent therewith.

      4.3. No Right to Return of Contribution. Except as provided in this Agreement, no Member shall have right to withdraw or receive any return of its initial Capital Contribution or any additional Capital Contribution. Under circumstances requiring a return of any Capital Contribution, no Member shall have the right to receive any Company Assets other than cash. The Members shall have no right to the withdrawal or to the return of their Capital Contribution to the Company, except upon the dissolution and liquidation of the Company pursuant to Article XI.

      4.4. Loans to the Company; No Interest on Capital. The Members may, but are not obligated to, make loans to the Company from time to time, as authorized by the Managers. Any such loans shall not be treated as Capital Contributions to the Company for any purpose hereunder nor entitle such Member to any increase in its share of the profits and losses and cash distributions of the Company, but the Company shall be obligated to such Member for the amount of any such loans pursuant to the terms thereof, as the same are determined by the Managers and such Member. Interest with respect to the outstanding amount of any loans made by a Member to the Company shall accrue and be payable at such times and at such rate as shall be determined by the Managers and such Member; provided, however, that the terms of any loan from either of the Managers to the Company shall be approved in advance by the Board of Governors. All scheduled principal and interest payments with respect to any loans from a Member to the Company pursuant to this Section 4.4 shall be paid prior to any distributions to any Members pursuant to Section 5.4


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      4.5. Creditor's Interest in the Company. No creditor who makes a loan to the Company shall have or acquire at any time as a result of making the loan any direct or indirect interest in the profits, capital or property of the Company, other than such interest as may be accorded to a secured creditor. Notwithstanding the foregoing, this provision shall not prohibit in any manner whatsoever a secured creditor from participating in the profits of operation or gross or net sales of the Company or in the gain on sale or refinancing of the Company, all as may be provided in its loan or security agreements.

      4.6. Liability of Members and Managers. Except as otherwise provided in the Act, neither of the Managers nor any Member, as such, shall have any personal liability whatsoever to the Company, any of the other Members or any of the creditors of the Company for the debts, liabilities, contracts or other obligations of the Company or any of the Company's losses beyond, with respect to a Member, such Member's Capital Contribution and, solely to the extent and for the period required by applicable law, the amount of such Member's Capital Contribution which is returned to it. Each Interest, on issuance, shall be fully paid and not subject to assessment for additional Capital Contributions. No Member shall be required to lend any funds to the Company as a condition to admission or continued membership of such Member in the Company. It is the intent of the Members that (i) no distribution to any Member (other than a distribution upon the dissolution and liquidation of the Company) shall be deemed a withdrawal of capital, even if such distribution represents, for Federal income tax purposes or otherwise (in full or in part), a distribution of depreciation or any other non-cash item accounted for as a loss or deduction from or offset to the Company's income, and (ii) no Member shall be obligated to pay any such amount to or for the account of the Company or any creditor of the Company. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any distribution made by the Company to a Member constitutes a withdrawal of capital, any obligation under applicable law to return the same or any portion thereof to or for the account of the Company or its creditors shall be the obligation of such Member.

      4.7 Capital Contributions. Each of the Persons becoming Members on the date hereof shall be required to make an initial cash Capital Contribution in the amount set forth opposite its name on Schedule I. No additional Capital Contributions shall be permitted or required without the consent of 90% of the Units acting through the Board of Governors.

                                   Article V.
        Allocation of Income, Gains and Losses; Distributions to Members;

      The Members agree that the income, profits, gains, losses and tax credits of the Company shall be allocated, and cash distributions of the Company shall be made, as follows:


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      5.1. Allocation-General. The Income and Loss of the Company shall be allocated among the Members in accordance with their respective Percentage Interests.

      5.2 Special Allocations. Notwithstanding any other provision of this
Article V, certain items of Income, Loss and deduction shall be allocated as follows:

      (a) Minimum Gain Chargeback. If there is a net decrease in the amount of Partnership Minimum Gain during a calendar year, each Member will be allocated, before any other allocation is made under this Article V, items of Income for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to that Member's share of the net decrease in Partnership Minimum Gain (within the meaning of Treasury Regulations Section 1.704-2(g)(2). This provision is meant to satisfy the minimum gain chargeback requirement contained in Treasury Regulations Section 1.704-2(f), and shall be interpreted consistently therewith.

      (b) Qualified Income Offset. Notwithstanding any other provision of this Agreement to the contrary:

            (1) A Member shall not be allocated Losses (or items thereof) if such allocation would cause or increase a deficit balance in such member's Capital Account as of the end of the calendar year to which such allocation relates in excess of such Member's share of Partnership Minimum Gain as of the close of such year (determined pursuant to Treasury Regulations 1.704-2(g) and such Member's Restoration Amount). Such excess deficit balance in a Member's Capital Account shall be referred to as the "Excess Deficit Balance". Any such Excess Deficit Balance that otherwise would have been allocated to such Member but for this Section 5.02(b)(1) shall be reallocated to the other Members.

            (2) In determining the extent to which a loss allocation under the terms of this Agreement causes or increases an Excess Deficit Balance, such Member's Capital Account shall be reduced for
                  (i) adjustments that, as of the end of such calendar year, reasonably are expected to be made under Treasury Regulations
                  Section 1.704-1(b)(2)(iv)(k) for depletion allowances, (ii) allocation of loss or deduction that, as of the end of such calendar year, reasonably are expected to be made to such Member pursuant to Sections 704(c)(2) and 706(d) of the Code or Treasury Regulations Section 1.751-1(b)(2)(ii) and (iii) distributions that, as of the end of such calendar year, reasonably are expected to be made to such Member to the extent they exceed offsetting increases to such Member's Capital Account that are expected to occur during (or prior to) the calendar year in which such distributions reasonably are expected to be made (other than increase pursuant to Section 5.04 (a).


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            (3)   Notwithstanding (1) above, in the event that any Member
                  unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4),(5) or (6), such member will be subsequently allocated items of income in an amount and manner sufficient to eliminate any Excess Deficit Balance of such Member as quickly as possible.

      (c) Other Special Allocations. The Members shall make such other special allocations of items of Income and Loss as are required to comply with the rules set forth in Treasury Regulations Section 1.704-2.

      (d) Offsetting Allocations. In the event that Income or Loss is allocated to one or more Members pursuant to subsections (a), (b) or (c) above, subsequent Income or Loss will first be allocated (subject to the provisions of subsections
(a), (b) and (c)) to the Members in a manner designed to result in each Member having a Capital Account balance equal to what it would have been had the original allocation of Income or loss pursuant to subsections (a), (b) or (c) not occured.

      5.3 Tax Allocations. Allocations of taxable income and loss shall generally be made in accordance with allocations of Income and Loss as described above, with allocations of items reflecting book-tax disparities being made in a manner consistent with the principles of Section 704(c) of the Code.

      5.4 Distributions to Members. Subject to any restrictions imposed by the Act (including but not limited to Section 18-607(a) thereof), within one hundred and twenty (120) days after the end of the Company's fiscal year (or at such other times as may be approved by the Board of Governors), the Company shall distribute all of the Free Cash Flow of the Company, except as the Board of Governors shall otherwise determine, to each of the Members holding Interests in accordance with their respective Percentage Interest.

                                  Article VI.
                  Management and Operation of Company Business

      6.1. Authority of the Members. Except as otherwise expressly provided herein, no Member shall have any authority to act for, or to assume any obligations or responsibility on behalf of, or bind any other Member or the Company. Each of the Members represents, warrants and agrees that it shall disclose in writing to all third parties with whom such Member is in contact concerning the affairs or the business of the Company that such Member does not have any authority to act for, or to assume any obligations or responsibilities on behalf of, the Company unless expressly authorized by the Managers.

      6.2. Managers

      (a) Day to Day Operations. The Company shall be managed by two (2) Managers, who oversee and supervise the operation of the Company's business and to make decisions on


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behalf of the Company, subject to the authority of the Board of Governors.
Except as may be limited by Section 7.20 and as may be delegated pursuant to
Section 6.2(b), the Managers shall have sole and exclusive control of the business of the Company and shall be authorized and empowered to determine all questions relating to the day-to-day conduct, operation and management of the business of the Company, and the determinations of the Managers shall be binding upon all Members and all other persons for all purposes. The Manager shall submit a reasonably prepared and detailed operating plan and capital budget to the Board of Governors for their review, for each fiscal year of the Company not later than 60 days prior to the beginning of each fiscal year.

      (b) General. The Managers shall be entitled to delegate such part of their duties as they may deem reasonable or necessary in the conduct of the business of the Company to one or more entities or individuals, who shall each have such duties and authority as shall be determined from time to time by the Managers or as may be set forth in this Agreement or any agreement between such entity or individual and the Company. The Managers need not be employees of the Company.

      6.3. Compensation. The Managers shall receive no compensation for their services except such compensation as may be determined from time to time by resolution of the Board of Governors. Any officers or other employees of the Company shall receive such compensation as shall be prescribed from time to time by the Managers.

      6.4. Liabilities. Neither a Member, the Managers, any Affiliate of a Member or the Company, nor any officer, director, governor, employee or agent of any of the foregoing shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for any failure to act or for any acts performed, where such failure to act or such action was in good faith and within the scope of this Agreement or within the scope of any agreement between such party and the Company.

6.5. Indemnification.

      (a) To the fullest extent permitted by law, the Managers, each Affiliate of the Managers and each Person that is an officer, director, governor, employees or agent of any of the foregoing Persons or the Company (individually, an "Indemnitee"), shall be indemnified, held harmless and defended by the Company from and against any and all losses, claims, damages, liabilities, whether joint or several, expense (including legal fees and expenses), judgments, fines and other amounts paid in settlement, incurred or suffered by such Indemnitee, as a party or otherwise, in connection with any threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, arising out of or in connection with the business or the operation of the Company and by reason of the Indemnitee's status with respect to the Company regardless of whether the Indemnitee continues to be a Manager or an Affiliate of a Manager or an officer, director, governor, employee or agent of any of such Persons or the Company at the time any such loss, claim, damage, liability or other expense is paid or incurred if (i) the Indemnitee acted in good faith and in a manner it reasonably


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believed to be in the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that their conduct was unlawful, (ii) the Indemnitee's conduct did not constitute gross negligence, willful misconduct or a material breach of the terms of this Agreement and (iii) the Indemnitee's conduct did not constitute fraud or breach of their fiduciary duty, if any, to the Company. The termination of any action, suit or proceeding by judgment, order, settlement or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to the standards specified in clauses (i), (ii) or (iii) of this section 6.5(a).

      (b) To the fullest extent permitted by law, expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section 6.5 shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount unless it is determined that such Indemnitee is entitled to be indemnified therefor pursuant to this Section 6.5

      (c) The indemnification provided by this Section 6.5 shall be in addition to any other rights to which any Indemnitee may be entitled under any other agreement pursuant to any vote of the Members, as a matter of law or otherwise, and shall inure to the benefit of the heirs, legal representatives, successors, assigns and administrators of the Indemnitee.

      (d) Any indemnification under this Section 6.5 shall be satisfied solely out of the assets of the Company and no Indemnitee shall have any recourse against any Member with respect to such indemnification.

      (e) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.5 merely because the Indemnitee had an interest in the transaction with respect to which indemnification applies, if the transaction was not otherwise prohibited by the terms of this Agreement and the conduct of the Indemnitee satisfied the conditions set forth in Section 6.5(a) hereof.

      (f) The indemnification provided in this Section 6.5 is for the benefit of the specified Persons only and shall not be deemed to create any right to indemnification for any other Person.

      (g) The Company may, but shall have no obligation to, purchase and maintain insurance covering any potential liability of the Indemnitee for any actions or omissions for which indemnification is permitted hereunder including such types of insurance (including extended coverage liability and casualty and worker's compensation) as would be customary for any person engaged in a similar business and may name the Indemnitee as additional insured parties thereunder.


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      6.6 Indemnification Procedures, Survival.

      (a) Promptly after receipt by an Indemnitee of notice of the commencement of any action that may result in a claim for indemnification pursuant to Section 6.5, the Indemnitee must notify the Company in writing within a reasonable time thereafter, provided, however, that any omission so to notify the Company will not relieve it of any liability for indemnification hereunder as to the particular item for which indemnification may then be sought (except to the extent that the failure to give notice shall have been materially prejudicial to the Company) nor from any other liability that it may have to any Indemnitee.

      (b) An Indemnitee shall have the right to employ separate counsel in any action as to which indemnification may be sought under any provision of this Agreement and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense thereof and employ counsel within a reasonable period of time after being given the notice required above or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnitee and the Company and the Indemnitee shall have been advised by its counsel that representation of such Indemnitee and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for all such Indemnitee having actual or potential differing interests with the Company.

      (c) The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with such written consent, or if there is a final judgement against the Indemnitee in any such action, the Company agrees to indemnify and hold harmless the Indemnitee to the extent provided above from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

(c) The indemnification obligations set forth in Section 6.5 and this Section
6.6 shall survive the termination of this Agreement.

                                  Article VII.
                               Board of Governors

      7.1. Board of Governors. The business and affairs of the Company shall be managed by or under the authority of the Board of Governors, except as otherwise required by the Act or this Agreement.

      7.2. Number, Qualification and Term of Office. Newcornco shall be entitled to appoint two members of the Board of Governors and TSG shall be entitled to appoint two members of the Board of Governors. Members of the Board of Governors need not be Members. Each of the members of the Board of Governors shall hold office until such member's successor shall have been appointed, or until the earlier death, resignation, removal or disqualification or such member.

      7.3. Initial Board. The initial Board of Governors shall be comprised of the following individuals on behalf of Newcornco




            on behalf of TSG

            Jeffrey J. Sholl
            Thomas R. Remick

      7.4. Place of Meetings. Meetings of the Board of Governors shall be held at the principal executive office of the Company or at such other place as may be designated by the Board of Governors from time to time.

      7.5. Special Meetings. A special meeting of the Board of Governors may be called for any purpose or purposes at any time by either of the Managers or by any Member who holds at least fifteen percent (15%) of the Units and who shall demand such special meeting by written notice given to the Manager specifying the purposes of such meeting.

      7.6. Meetings Held Upon Member Demand. Within 30 days after the Managers receives a valid demand for a meeting of the Board of Governors from a Member, it shall be the duty of the Manager to cause a special or regular meeting of Board of Governors, as the case may be, to be duly called and held on notice no later than 90 days after receipt of such demand. If the Managers fail to cause such meeting to be called and held as required by this Section 7.6, the Member or Members making the demand may call the meeting by giving notice as provided in Section 7.8 at the expense of the Company.

      7.7. Adjournments. Any meeting of the Board of Governors may be adjourned from time to time to another date, time and place. If any meeting of the Board of Governors is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment.

      7.8. Notice of Meetings. Unless otherwise required by law, written notice of each meeting of the Board of Governors, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least ten days and not more than 60 days prior to the meeting to every owner of Interests entitled to vote at such meeting. The business transacted at a special meeting of Board of Governors is limited to the purposes stated in the notice of the meeting. A member of the Board of Governors may waive notice of the date, time, place and purpose or purposes of a meeting of the Board of Governors. A waiver of notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a member of the Board of Governors at a meeting is a waiver of notice of that meeting, unless the member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

      7.9. Quorum. Members of the Board of Governors in person or by proxy representing the Members holding 60% of the Units shall constitute a quorum for the transaction of business at each meeting of the Board of Governors.

      7.10. Absent Members. A member of the Board of Governors may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Governors. If such member is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the member has consented or objected.

      7.11. Conference Communications. Any or all of the members of the Board of Governors may participate in any meeting of the Board of Governors, or of any duly constituted committee thereof, by any means of communication through which such members may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, members of the Board of Governors participating pursuant to this Section 7.11 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

      7.12. Removal. Any member of the Board of Governors may be removed from office at any time, with or without cause, by the action of the Member who appointed such member of the Board of Governors.

      7.13. Committees. (a) A resolution approved by the Board of Governors may establish committees having the authority of the Board of Governors in the management of the business of the Company to the extent provided in the resolution. A committee shall consist of one or more Persons, who need not be members of the Board of Governors. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Governors. Any committee shall always include a representative of each Initial Member.

      (b) A majority of the members of a committee present in person or by proxy at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the resolution of the Board of Governors creating the committee.

      7.14. Written Action. Any action which might be taken at a meeting of the Board of Governors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by a number of the members of the Board of Governors, or committee members, whose approval would be sufficient to approve, the action at a meeting at which all of the members of the Board of Governors (or such committee) were present.

      7.15. Compensation. Members of the Board of Governors shall not be compensated by the Company. The Members shall each bear the expenses, if any, incurred by their respective representatives in attending meetings of the Board of Governors.

      7.16. Voting Rights. A member of the Board of Governors shall have voting power in proportion to the Percentage Interest of the Member(s) represented by such board member. Except as otherwise required by law, A member of the Board of Governors may vote any portion of any such Percentage Interest in any way he or she chooses. If a member of the Board of Governors votes without designating the proportion of his or her Interest to be voted in a particular way, the member shall be deemed to have voted all of his or her Interest in accordance with the vote stated by such Member. If two members of the Board are appointed by a Member each such member of the Board shall vote 50% of the Percentage Interest of the Member. If only one member is present at a meeting such member shall vote 100% of the Percentage Interest.

      7.17. Proxies. A member of the Board of Governors may cast or authorize the casting of a vote by filing a written appointment of a proxy with the Managers at or before the meeting at which the appointment is to be effective. The member may sign or authorize the written appointment by telegram, cablegram or other means of electronic transmission setting forth or submitted with information sufficient to determine that the member authorized such transmission. Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original.

      7.18. Acts of Members. Except as otherwise provided herein (including but not limited to Section 11.1(c) and (d) hereof), the Board of Governors shall take action by the affirmative vote of the representatives of Members holding not less than 60% of the Units, and any such act shall be deemed to be the action of the Members for all purposes of this Agreement and the Act.

      7.19. Fiduciary Duty. Persons serving on the Board of Governors shall constitute only the agent of the Member(s) they represent, and not a fiduciary for such Member(s), any other Member or the Company. No Person serving on the Board of Governors shall incur any personal liability in such capacity to the Members or the Creditors of the Company.

      7.20. Restricted Transactions. Notwithstanding anything contained in
Section 6.2, the following actions require the approval of the Board of Governors of the Company:

      (a) The approval of any Reorganization or any other merger or consolidation involving the Company or the acquisition of another business by the Company;

      (b) Any amendment to this Agreement or any waiver of any right or privilege by the Company hereunder;

      (c) The authorization or issuance of any additional Interests;

      (d) The redemption of any Interest;

      (e) Any material change in the scope of the business of the Company as set forth in Article III;

      (f) The granting of any liens, charges or encumbrances upon any of the Company Assets which in the aggregate exceed $100,000;

      (g) The commencement of any proceedings or the filing of any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency or similar law;

      (h) The granting of registration rights under Securities Act of 1933, as amended, or any state securities law to any Person with respect to their Interests;

      (i) The commencement of any material litigation in which the Company is to be the plaintiff or other initiating party;

      (j) Distributions in amounts less than the amounts prescribed by Section
5.4 hereof;

      (k) The acquisition, either through purchase or lease, of any fixed assets in any fiscal year which exceed $75,000 in the aggregate or $5,000 individually;

      (l) The sale, lease, exchange or disposition of all, or substantially all of the assets of the Company; and

      (o) Incurring any debt or entering into any agreement to borrow money which in the aggregate exceeds $100,000.

                                  Article VIII.
                  Books of Account: Reports and Fiscal Matters

      8.1. Books; Place; Access. Newcornco shall maintain books of account on behalf of the Company at the principal executive offices of the Company. All Members shall at all reasonable times, as determined by the Managers, have access to and the right to inspect the same (including the information specified in Section 18-305 of the Act or any amended or successor section) at any time during ordinary business hours, subject to the Manager's right to keep confidential from the Members (for such period of time as the Managers deems reasonable) the types of information described in Section 18-305(c) of the Act (or any amended or successor Section thereto).

      8.2. Fiscal Year. The fiscal year of the Company shall end on December 31 of each year.

      8.3. Attorneys and Accountants. The attorneys for the Company shall be appointed by the Managers. The Certified Public Accountants shall be recommended by the Managers and approved by the Board of Governors. Any certified public accountants engaged by the Managers to audit the Company's annual financial statements shall be "independent," as that term is defined under generally accepted accounting principles. The Managers, in their discretion, may cause the Company to engage an accounting firm that also audits the annual financial statements of any Affiliate of either of its Managers.

      8.4. Financial Information. The Managers shall cause to be prepared and delivered to each of the Members summary unaudited financial information with respect to the first three quarters of each fiscal year. Such quarterly financial information shall be provided to the Members not later than thirty
(30) days following the end of each fiscal quarter. The Treasurer of the Company also shall cause to be prepared and delivered to each of the Members an annual financial report that shall describe in reasonable detail the financial and business activities of the Company and include the financial statements of the Company for the previous fiscal year. Such annual financial report shall be provided to the Members not later than sixty (60) days following each fiscal year end.

      8.5. Tax Information. Within ninety (90) days after the close of each fiscal year, all necessary tax information shall be transmitted to all Members.

      8.6. Tax Elections. All elections required or permitted to be made by the Company under the Code, shall be made by the Managers in consultation with the Company's accountants and attorneys. In the event of a transfer of all or part of the Interest of any Member, the Company may, in the sole discretion of the Managers, elect pursuant to Section 754 of the Code to adjust the basis of the Company Assets.

      8.7. Tax Matters Partner. Newcornco shall act as the tax matters partner (the "TMP"), as such term is defined in Section 6231(a)(7) of the Code, and is hereby authorized to and shall represent the Company in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings. The Members and the TMP shall use all reasonable efforts to comply with the responsibilities outlined in this Section
8.7 and in Sections 6222 through 6231 of the Code (including any Treasury Regulations thereunder and any successor or amendatory provisions thereto for which a tax matters partner is designated).

      (a) TMP Notices. Each Member shall furnish the TMP with such information (including information specified in Section 6230(e) of the Code) as the TMP may reasonably request to permit the TMP to provide the Internal Revenue Service with sufficient information to allow proper notice to the Members in accordance with Section 6223 of the Code. The TMP shall keep each Member informed of those administrative and judicial proceedings for the adjustment at the Company level of Company items required by Section 6223(g) of the Code and the Treasury Regulations thereunder, and such other matters as the TMP, in its sole discretion, deems appropriate.

      (b) Inconsistent Tax Treatment. Each Member shall notify the TMP in the event its treatment of any Company item on its federal income tax return is inconsistent with the treatment of that item on any return filed by or in any records of the Company within thirty (30) days of the date such Member's return is filed.

      (c) Requests for Tax Adjustments. No Member shall file, pursuant to section 6227 of the Code, a request for an administrative adjustment of limited liability company items for any Company taxable year without first notifying each Member. If each Member agrees with the requested adjustment, the TMP shall file the request for administrative adjustment on behalf of the Company. If unanimous consent of the Members is not obtained within thirty (30) days, or within the period required to file timely the request for administrative adjustment, if shorter, any Member, including the TMP (on behalf of the Company), may file a request for administrative adjustment on its own behalf.

      (d) Tax Proceedings. The TMP, in its sole discretion, shall negotiate with the Internal Revenue Service on behalf of the Company during all aspects of the tax proceeding, including without limitation the examination, appeals, and litigation process. Any Member who intends to file a petition under Sections 6226, 6228, or other Sections of the Code with respect to any Company item, or other tax matters involving the Company, shall give reasonable notice to each of the Members of such intention and the nature of the contemplated proceeding. In the case where the TMP is the Member intending to file such petition, the TMP, in its sole discretion, shall choose the forum in which such petition will be filed. If any Member intends to seek review of any court decision rendered as a result of a proceeding instituted under the preceding part of this paragraph (d) of Section 8.7, such Member shall notify each of the Members of such intended action. In accordance with its duty to act in good faith, the TMP may choose to pursue or forego settlement, litigation, or any other proceedings.

      (e) Tax Settlements. The TMP shall have the authority to bind any other Member to a settlement agreement without obtaining the written concurrence of any such Member who would be bound by such agreement. Any other Member who enters into a settlement agreement with respect to any partnership items, as defined by Section 6231(a)(3) of the Code, shall notify the Members of such settlement agreement and its terms within ninety (90) days from the date of settlement.

      (f) TMP Expenditures, Fees and Indemnification. The TMP may engage such legal counsel, certified public accountants, or others (including, without limitation, experts) on behalf of the Company as it may determine to be necessary and appropriate. Any other Member may engage other legal counsel, certified public accountants, or others on such other Member's own behalf and at such other Member's sole cost and expense. Any reasonable item of expense, including but not limited to fees and expenses for legal counsel, certified public accountants, and others (including, without limitation, experts) that the TMP incurs on behalf of the Company in connection with any audit, assessment, litigation, or other proceeding regarding any partnership item, shall constitute expenses of the Company. In the event that the Company does not have adequate cash or other assets to pay such items of expense, the TMP shall not be obligated to make capital contributions or loans to fund such expenses, and the TMP shall be free to resign as the tax matters partner of the Company pursuant to Section 8.7(g) hereof. The company shall indemnify the TMP pursuant to Section 6.5 hereof.

      (g) Resignation of TMP. The TMP may resign as tax matters partner at any time upon the filing of a signed statement with the Internal Revenue Service in accordance with the Code.

      (h) Survival of TMP Provisions. The provisions of this Section 8.7, including without limitation the obligation to pay fees and expenses and the indemnification obligations described in Section 8.7(f) hereof, shall survive the termination of the Company or the termination of any Member's interest in the Company and shall remain binding on the Company for a period of time necessary to resolve with the Internal Revenue Service, the Department of the Treasury or any state taxing authority any and all matters regarding the federal or state income taxation of the Company for the applicable tax year(s).

                                   Article IX.
               Assignment by any Member of its Membership Interest

      9.1. Interests. In addition to any restrictions imposed by the federal securities laws and any applicable state securities or "blue-sky" laws, no Member may sell, assign, pledge, transfer, convey or otherwise dispose of (including through any merger, share exchange or consolidation) (collectively, "Transfer") all or any part of any Interest, whether for consideration or not, and no purchaser or other transferee thereof for value or otherwise shall have any rights in the Company or be or have any rights as a Member with respect to all or any part of any such Interest attempted to be Transferred, and any such attempted Transfer of all or any part of an Interest shall be entirely null and void, unless such Transfer is approved in advance by the Members holding 60% of the Units. The appropriate Company records and any certificates representing the Interests shall be noted to prevent any Transfers in violation of this Section 9.1.

      9.2. Transfer by Legal Process; Change in Control.

      (a) Involuntary Transfers. Upon any involuntary Transfer of all or any portion of any Interests of a Member pursuant to a levy of execution, foreclosure of pledge, garnishment, attachment, divorce decree, bankruptcy or other legal process (or by operation of law resulting from the death, disability, liquidation, dissolution or winding-up of, Member), the Transferee or Transferees of, or any successor in title to, the Transferred Interests (hereinafter, collectively with the Interests described in Section 9.2(b), (the "Transferred Units"), shall, within 30 days after such Transfer, offer the Transferred Units first to the Company (at the price specified in Section 9.2 (c)) and second to the Members under this Section 9.2 by delivering notice of such offer (the "Transfer Notice") in writing to the Company and to the Members.

      (b) Change in Control. Upon any Change in Control of a Member, such Member which is subject to such Change of Control shall, within 30 days after written notice of the occurrence of the Change in Control, offer at the price set forth an Section 9.2 (c) all of its Interests first to the Company and second to the other Members under this Section 9.2 by delivering a Transfer Notice in writing to the Company and to the other Members. For this purpose, "Change in Control" shall mean a change in the direct beneficial ownership of greater than 50% of the equity interest in a Member from the ownership of such interests on the date the Person became a Member. The Members hereby covenant and agree to provide written notice to the other Members promptly upon a Change in Control but in no event later than 10 days after the occurrence of the Change of Control. If a Member wishes it may notify the other Members in writing prior to the completion of the Change an Control. Any such notification shall disclose the name of the acquiring party or proposed acquiring party.

      (c) Company Option. The Company shall, subject to Section 7.20(e) hereof, have the right to purchase any or all of any Transferred Units at a price (the "Company Transfer Price") equal to the Fair Market Value of the Transferred Units by giving written notice to the Transferee or Transferees thereof, or successor in title thereto or, in the case of a Change in Control, to the Member delivering the Transfer Notice (any such Transferee, Transferees, successor or Member being hereinafter collectively referred to as the "Recipient") within 90 days after receipt of the Transfer Notice. Any vote required in connection with this provision shall be taken as if the Interests of the transferring Member were voted proportionately with the remaining members.

      (d) Transfer Option. If the Company does not elect to purchase all of the Transferred Units, the Members (other than any Member whose Interests were subject to the Transfer by legal process or who underwent the Change in Control) shall have the option (the "Transfer Option") to purchase the remaining Transferred Units at a price equal to the Fair Market Value thereof by giving written notice to the Recipient within 120 days after their receipt of the Transfer Notice. If the other Members elect to purchase more Transferred Units than are available, the available Transferred Units shall be allocated among the participating Members, up to their respective pro rata shares, based on the respective Percentage Interests of the participating Members, of the remaining Transferred Units. Each participating Member may exercise the Transfer Option by delivering to the Recipient written notice of its election to exercise the Transfer Option within 45 days after the date of the expiration of the option of the Company to purchase pursuant to 9.2 (c).

      (e) Transfer Price. The Company shall be entitled to pay the Company Transfer Price in three equal annual installments, with Interest at the Reference Rate (as determined on the date of the closing of the purchase of the Transferred Units). The first such installment shall be paid on the date of such closing and the remaining installments shall be paid on the four succeeding anniversaries of such date. Interest on the unpaid balance of the Company Transfer Price shall be payable with each such installment. Members who exercise the Transfer Option shall tender payment in cash for the Transferred Units to be purchased by them on the date of closing of such purchase.

      (f) Absence of Transfer Notice. If no Transfer Notice shall be given and the Company or any Member becomes aware of the Transfer of an Interest by legal process or otherwise that is subject to this Section 9.2 or any Change in Control of any Member, then the Company or such Member shall give written notice to the Members, in the case of the Company, and to the Company and the Members, in the case of any Member, of much of the facts and circumstances of such Transfer or Change in Control as are known by the Company or such Member and such notice shall be considered the Transfer Notice for the purposes of this
Section 9.2.  Any Transferred Units shall nevertheless remain subject to this
Section 9.2 until a Transfer Notice shall have been properly delivered by the Recipient and the Company and the Members shall have been given the opportunity to exercise their respective options. If after a Transfer Notice shall have been properly delivered, the Company and the Members shall fail to purchase all of the Transferred Units as provided above, the Transferred Units not so purchased will no longer be subject to this Section 9.2 (unless and until there shall occur a subsequent event with respect to the Recipient that is subject to this
Section 9.2), provided, however, that (i) the Recipient (if such Person is not already a party to this Agreement) shall, as a condition to the effectiveness of any Transfer to such Person be required to become a party to this Agreement and no distributions will be made pursuant to Section 5.4 or Article XI to such Person prior to such effectiveness and (ii) if a Change in Control shall occur with respect to a Member, no distributions will be made pursuant to Section 5.4 or Article XI to such Member until such Member shall have properly delivered a Transfer Notice pursuant to this Section 9.2(f).

                                   Article X.
                                    Amendment

This Agreement may only be amended in writing signed by an authorized representative of all the Members.

                                   Article XI.
                           Dissolution and Liquidation

      11.1. Events Causing Dissolution. The Company shall be dissolved only upon the occurrence of any of the following events:

      (a) The expiration of the term set forth in the Certificate of Formation;

      (b) The sale, exchange or any other disposition of all or substantially all of the Company Assets;

      (c) The unanimous consent of the Members;

      (d) The death, insanity, expulsion, bankruptcy, retirement, resignation dissolution of a Member or the occurrence of any other event (including any redemption or forfeiture of all of the Interests of such Member) which terminates the continued membership of a Member in the Company unless the business of the Company is continued by the consent of such of the remaining Members who hold at least 51% of the total voting power of the Units held by all of the remaining Members within ninety (90) days following the date the occurrence of any such event; or

      (e) The entry of a decree of judicial dissolution under Section 18-802 of the Act.

      11.2. Continuation of Business. If, upon dissolution of the Company for any reason described in Section 11.1(d), the business of the Company is continued without liquidation and without the winding up of the affairs of the Company pursuant to the terms thereof, title to the property of the Company shall be vested in the company continuing the business and the allocation and distribution rules set forth herein shall continue us set forth herein. Upon such dissolution, no Member, nor any legal representative of any Member, shall have the right to an account of its Interest or its Capital Account as against the Company continuing the business, and no Member, nor any legal representative of any Member, shall have the right to have the value of its Interest or Capital Account as of the date of dissolution ascertained or have any right as a creditor or otherwise with respect to the value of its Interest.

      11.3. Liquidation and Winding Up. If dissolution of the Company should be caused by reason of (i) any of the events set forth in paragraphs (a), (b), (c), or (e) of Section 11.1 hereof or (ii) any of the events set forth in paragraph
(d) of Section 11.1 hereof and the business of the Company is not continued pursuant to the terms of such paragraph (d), the Company shall be liquidated and the Managers (or other Person or Persons designated by a decree of court) shall wind up the affairs of the Company. The Managers or other Persons winding up the affairs of the Company shall promptly proceed to the liquidation of the Company and, in settling the accounts of the Company, the Company Assets shall be distributed in the following order of priority;

      (a) To creditors (excluding any Member and the Managers if they are creditors), to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Members under Section 5.7 hereof;

      (b) To the repayment of outstanding loans from a Member to the Company;

      (c) To the payment of any obligations of the Company under Section 9.2(c);

      (d) To Members, to the extent of indebtedness to the Members; and

      (e) Subject to Section 9.2(e) and 9.3(f), the balance, if any, to the Members pro rata in accordance with their Capital Account balances, after giving effect to all allocations of gain or loss in accordance with Article V.

      11.4. Compliance with Timing Requirements of Regulations. In the event the Company is liquidated within the meaning of Treas. Reg. Section
1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XI to the Members who have positive Capital Account balances in compliance with Treas. Reg. Section 1.704-1(b)(2)(ii)(b)(Z).

                                  Article XII.
                              Membership Interests

12.1 Registration, Transfer and Exchange.

      (a) The Company shall keep at its principal office a register in which shall be entered the names and addresses of the owners of the outstanding Interests and all transfers of outstanding Interests. References to the holder of an Interest shall mean the Person shown as the owner thereof in such register, and the ownership of an Interest shall be proved by such register. Except as otherwise specifically provided in this Agreement the registered owner of an Interest shall be deemed to be the owner of such Interest for all purposes of this Agreement.

      (b) Certificates evidencing the Interests owned by a Member may, but need not, be issued by the Company.

      (c) Subject to Article IX hereof, each Interest issued hereunder, whether originally or in substitution for, or upon Transfer, exchange or other issuance of any Interest shall be registered on the effective date of the Transfer, exchange or other issuance as determined in good faith by the Managers on behalf of the Company; provided, however, that no registration of any Transfer not made in compliance with Article IX shall be made in the register.

      12.2. Resignation. No Member shall be entitled to resign or retire from the Company prior to the dissolution and winding up the Company pursuant to
Article XI hereof without the unanimous consent of the other Members of the Company.

                                  Article XIII.
                  Representations and Warranties of the Members

      13.1. Representations and Warranties. Each of the Member represents and warrants as of the date of this Agreement to each of the other Members as follows:

      (a) Such Member has the requisite power and authority to enter into, and to carry out its obligations under, this Agreement.

      (b) The execution and delivery by such Member of this Agreement and the consummation by such Member of the transactions contemplated hereby have been duly authorized prior to the date of this Agreement by all necessary action on the part of such Member.

      (c) This Agreement has been duly executed and delivered by such Member and constitutes a valid and binding obligation enforceable against such Member in accordance with its terms.

      (d) Such Member is not subject to, or obligated under, any provision of
(i) any agreement, arrangement or understanding, (ii) any license, franchise or permit or (in) any law, regulation, order, judgment or decree that would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of such Member's assets would be created, by such Member's execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

      (e) No authorization, consent or approval of, waiver or exemption by, or filing or registration with, any public body, court, third party or authority is necessary on such Member's part for the consummation of the transactions contemplated by this Agreement

      (f) No person or entity has or will have, as a result of any act or omission by such Member any right, interest or valid claim against the Company or say other Member for any commission, fee or other compensation as a finder orbroker, or in any similar capacity, an connection with the transactions contemplated by this Agreement

                      (Article XIV intentionally omitted)

                                   Article XV
                            Miscellaneous Provisions

      15.1. Additional Actions and Documents. Each of the Members hereby agrees to take or cause to be taken such farther actions, to execute, acknowledge, deliver and file, or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use all reasonable efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

      15.2 Notice. Any notice, demand, consent, authorization or other communication which any Member is required or may desire to give to or make upon the other Members pursuant to this Agreement shall be in writing and shall be effective, valid and duly given if mailed by regular mail, postage prepaid; if to the Company, to the principal office of the Company set forth in Section 1.2 hereof or to such other address as the Company shall notify the Members in writing; if to the Manager, to the principal office of the Company set forth in
Section 1.2 hereof, or to such
other address as the Manager shall notify the Company and the Members in writing; and if to the Members, to their respective addresses set forth in
Schedule I hereof or in the register maintained by the Company pursuant to
Section 12.1(a) hereof, or to such other address as any such Member may hereafter designate by notice in writing to the Manager and Company. Each notice, demand, request or communication which shall be delivered, mailed or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee or at such time as delivery is refused by the addressee upon presentation.

      15.3. Severability. The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

      15.4 Survival. It is the express intention and agreement of the Members that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

      15.5. Waivers. Neither the waiver by a Member of a breach of or a default under any of the provisions of this Agreement, nor the failure of a Member, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy or privilege hereunder shall thereafter be construed as a waiver of any such provisions, rights, remedies or privileges hereunder.

      15.6. Exercise of Rights. No failure or delay on the part of a Member or the Company in exercising any right, power or privilege hereunder and no course of dealing between the Members or between a Member and the Company shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a Member or the Company would otherwise have at law or in equity or otherwise.

      15.7. Binding Effect. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Members and their respective successors and permitted assigns.

      15.8. Limitation on Benefits of this Agreement. It is the explicit intention of the Members that no person or entity other than the Members and the Company is or shall be entitled to bring any action to enforce any provision of this Agreement against any Member or the Company, and that the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Members (or their respective heirs, legal representatives, successors and assigns as permitted hereunder) and the Company; provided, however, that the Indemnitees shall, as intended third-party beneficiaries thereof, be entitled to the enforcement of Sections 6.7 and 6.8 hereof, but only as insofar as the obligations sought to be enforced thereunder are those of the Company.

      15.9. Waiver of Partition. The Members agree that the Company Assets are not and will not be suitable for partition. The Members hereby waive any right of partition or any right to take any action that otherwise might be available to them for the purpose of severing their relationship with the Company or interest in assets held by the Company from the interest of the other Members.

      15.10. Entire Agreement. This Agreement contains the entire agreement among the Members with respect to the matters contained herein, and supersedes a11 prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

      15.11. Pronouns. All pronouns and any variations thereof shall bdeemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

      15.12. Headings. Article and Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

      15.13. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating hereto, shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof.)

      15.14. Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all Persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the Persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

      15.15. No third Party Beneficiaries.

            It is the intention of the parties that only the Members shall be the beneficiary of any rights contained herein and no third party is intended to be a third party beneficiary other than the Company which is intended to be a third party beneficiary hereunder.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                             Newcornco LLC


                                             By:/s/ [ILLEGIBLE]
                                                -----------------------------


                                             The Sholl Group II, Inc.


                                             By /s/ [ILLEGIBLE]
                                                -----------------------------

                                   Schedule I

Names and Addresses of Members:

Newcornco LLC
P.O. Box 1090
3040 Somis Road
Somis, California 93066

The Sholl Group II, Inc
3514 County Rd 101
Minnetonka, Mn. 55345

Capital Contributions:

Newcornco LLC                                     The Sholl Group II, Inc.

$1.00                                             $1.00


Units Total 1000

Unit Ownership

Newcornco LLC                                     The Sholl Group II, Inc.

500                                               500

--------------------------------------------------------------------------------

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